AMENDMENT NO. 5 TO REDUCING REVOLVING LOAN AGREEMENT


           This Amendment No. 5 to Reducing Revolving Loan Agreement (this "Amendment") dated as of August 1, 1996 is entered into with reference to the Reducing Revolving Loan Agreement dated as of December 21, 1994 among Victoria Partners, a Nevada general partnership (as "Borrower"), the Banks referred to therein, The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency and Societe Generale (as "Co-Agents"), and Bank of America National Trust and Savings Association, as Administrative Agent. The Loan Agreement has previously been as amended by the Amendment No. 1 dated as of January 31, 1995, Amendment No. 2 dated as of June 30, 1995, Amendment No. 3 dated as of July 28, 1995 and Amendment No. 4 dated as of October 16, 1995 (as so amended, the "Loan Agreement").


                                RECITALS

      A. As of the date of this Amendment, the Project, now known as the Monte Carlo Resort Casino is substantially complete and open for business.

      B. Borrower has requested that the Banks agree to defer certain technical conditions to the occurrence of the Construction Termination Date and to amend the Loan
             Agreement as set forth herein.

           NOW, THEREFORE, Borrower, the Administrative Agent and the Banks agree to amend the Loan Agreement as follows:

           1.   Amendment to Section 1.1 - Amended Definitions.
  The definition of "Commitment" set forth in Section 1.1 of the Loan Agreement is amended to read in full as follows:

           "Commitment" means (a) at all times prior to the Construction Termination Date, $200,000,000 and (b) at all times after the Construction Termination Date, $200,000,000, minus the amount of any reductions thereto made pursuant to Sections 2.4, 2.5 and 2.6. The respective Pro Rata Shares of the Banks with respect to the Commitment are set forth in Schedule 1.1."

           "Maturity Date" means June 30, 2001.

           "Post-Construction Fiscal Quarter" means each Fiscal
        Quarter beginning with the Fiscal Quarter beginning on July 1, 1996 and ending on September 30, 1996.

           2.   Section 2.5 - Scheduled Reductions of the
  Commitment. Section 2.5 of the Loan Agreement is amended to read in full as follows:

           "2.5  Scheduled Mandatory Reductions of Commitment.
        The Commitment shall automatically and permanently reduce
        (a) on June 30, 1997, to $170,000,000, (b) on September
        30, 1997 and on the last day of each of the next seven Fiscal Quarters, by $7,250,000, and (c) on the last day of each subsequent Fiscal Quarter, by $14,000,000."

           3. Deletion of Project Costs Ratio Condition to Advances. Section 8.3(a) of the Loan Agreement (which formerly conditioned Advances upon the Funded Debt to Project Costs Ratio being not greater than .70 to 1.00) is hereby deleted.

           4. Agreement Re Construction Termination Date. The parties hereto agree that, notwithstanding the non-satisfaction of all conditions precedent to the Construction Termination Date, the Construction Termination Date shall be deemed to have occurred on June 30, 1996.

           5.   Representations Regarding Project Costs, Etc.
  Borrower represents and warrants to the Administrative Agent and the Banks that, as of the date of this Amendment:

           (a) a temporary certificate of occupancy has been issued for the Project by the Clark County Building
        Department, a copy of which has been delivered to the Administrative Agent;

           (b) a Notice of Completion for the Project has been duly recorded;

           (c)  The amount of all materialmen's claims,
        mechanics liens or other Liens or claims for Liens directly related to the Project (other than those created pursuant to the Loan Documents) which have been incurred as of the date of this Amendment but which have not been paid (the "Remaining Claims") is not in excess of $30,000,000;

           (d) the Project has been substantially completed in accordance with the Plans and all applicable building laws, ordinances and regulations;

           (e) the Project is in a condition (including installation of fixtures, furnishings and equipment) to receive customers and engage in its operations in the ordinary course of business;

           (f) Borrower has been awarded all necessary licenses, permits and consents (including all licenses required under applicable Gaming Laws) currently required to operate the Project and the gaming operations intended to be conducted thereon; and

           (g) Construction Costs incurred in connection with the Project are not greater than $310,000,000 (excluding any Attributed Land Value), of which not less than $280,000,000 have been paid by Borrower.

           6.   Covenant Regarding Payment of Remaining Claims.
  Borrower covenants and agrees that it shall:

           (a) Diligently process all Remaining Claims and pursue the settlement and payment of each Remaining Claim which is or hereafter becomes a recorded Lien against the Property (each a "Mechanics Lien") and the receipt and recordation of releases of all Mechanics Liens;

           (b) Not later than October 31, 1996, cause the final settlement and payment of, or bond over, all Remaining Claims which are in an aggregate principal amount in excess of $1,000,000 and the recordation of releases with respect to all Mechanics Liens or obtain bonds reasonably acceptable to the Administrative Agent with respect thereto.

           (c) Until the Reduction of the Remaining Claims to an aggregate amount which is not greater than $1,000,000, provide to the Administrative Agent, not later than the fifteenth Banking Day of each calendar month, a report detailing the Remaining Claims which is in form and detail acceptable to the Administrative Agent.

           7.   Conditions Precedent.  The effectiveness of this
  Amendment shall be conditioned upon the fulfillment of each of the following conditions precedent:

                (a)  The Administrative Agent shall have
        received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Official of each party thereto, each dated as of the date hereof and each in form and substance satisfactory to the Administrative Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Administrative Agent otherwise agrees or directs):

                     (1)  Counterparts of this Amendment
             executed by all parties hereto;
                     (2)  a letter agreement executed by Circus
             Circus Enterprises, Inc. in the form of Exhibit A hereto;

                     (3)  Certificates of the Project architect
             and Project manager to the Administrative Agent and the Banks certifying that the Project has been substantially completed in accordance with the Plans and all applicable building laws, ordinances and regulations; and

                     (4)  Such other assurances, certificates,
             documents, consents or opinions as the Administrative Agent reasonably may require.

                (b)  The representations and warranties of
        Borrower contained in Article 4 of the Loan Agreement shall be true and correct.

                (c)  All legal matters relating to the Loan
        Documents shall be satisfactory to Sheppard, Mullin, Richter & Hampton LLP, special counsel to the Administrative Agent.

           8.   Representation and Warranty.  Borrower
  represents and warrants to the Administrative Agent and the Banks that no Default or Event of Default has occurred and remains continuing.

           9. Confirmation. In all other respects, the terms of the Loan Agreement and the other Loan Documents are hereby confirmed.

           IN WITNESS WHEREOF, Borrower, the Administrative
  Agent and the Banks have executed this Amendment as of the date first written above by their duly authorized representatives.

                          "Borrower"

  VICTORIA PARTNERS, a Nevada general
                           partnership

                           By:      Gold Strike L.V., managing
                                    general partner

                           By:      Last Chance Investments,
                                    Incorporated, general partner

                               By:    WILLIAM A. RICHARDSON

                               Title:  President

                           By: MRGS Corp., a Nevada corporation,
                               general partner

                               By:DANIEL R. LEE
                                  Daniel R. Lee, Chief Financial
                                   Officer and Treasurer



                           "Administrative Agent"


                           BANK OF AMERICA NATIONAL TRUST AND
                           SAVINGS ASSOCIATION, as Administrative
                           Agent


                           By:L. CHENEVERT
                              L. Chenevert, Jr., Vice President


                           "Banks"

                           BANK OF AMERICA NATIONAL TRUST AND
                           SAVINGS ASSOCIATION, as a Bank



                           By: PATRICK CARROLL
                           For Jon Varnell, Managing Director


                           BANK OF AMERICA NEVADA, as a Bank and
                           as Swing Line Bank


                           By: ALAN F. GORDON
                               Alan F. Gordon, Vice President


                           THE LONG-TERM CREDIT BANK OF JAPAN,
                           LTD., LOS ANGELES AGENCY, as Co-Agent
                           and a Bank


                           By:       MOTOKAZU UEMATSU
                                    Motokazu Uematsu,
                                 Deputy General Manager


                           SOCIETE GENERALE, as Co-Agent and a
                           Bank


                           By: DONALD L. SCHUBERT
                               Donald L. Schubert, Vice President


                           FIRST SECURITY BANK, N.A., as a Bank


                           By: VICTOR W. GILLETT
                               Victor W. Gillett, Vice President


                           FIRST SECURITY BANK, N.A., as a Bank


                           By: DAVID P. WILLIAMS
                               David P. Williams, Vice President


                           BANK OF SCOTLAND, as a Bank


                           By: CATHERINE M. ONIFFREY
                               Catherine M. Oniffrey,
                               Vice President


                           MIDLANTIC BANK, N.A., as a Bank


                           By: DENISE D. KILLEN
                               Denise D. Killen, Vice President


                           U.S. BANK OF NEVADA, as a Bank


                           By:  AMY ROBINSON
                               Amy Ethridge, Vice President

                           CREDIT LYONNAIS LOS ANGELES BRANCH


                           By: THIERRY VINCENT

                           Title:

                           CREDIT LYONNAIS CAYMAN ISLAND BRANCH

                           By: MARY JO JOLLY

                           Title:Assistant Vice President

                           BANKERS TRUST COMPANY, as a Bank

                           By: __________________________________

                           Title: _______________________________

                           CIBC INC., as a Bank

                           By:   PAUL CHAKMAK

                           Title: Director



                               [Exhibit A]


                             August 1, 1996


  Bank of America National Trust and Savings Association,
      As Administrative Agent under the Reducing Revolving
      Loan Agreement referred to below

  Dear Ladies and Gentlemen:

                This letter is delivered with reference to the Reducing Revolving Loan Agreement dated as of December 21, 1994 among Victoria Partners, a Nevada general partnership (as "Borrower"), the Banks referred to therein, The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency and Societe Generale (as "Co-Agents"), and Bank of America National Trust and Savings Association, as Administrative Agent, as amended (the "Loan Agreement"). Capitalized terms used in this letter are used with the meanings set forth for those terms in the Loan Agreement.

                Concurrently with the execution of this letter, the parties to the Loan Agreement are entering into an Amendment No. 5 thereto, pursuant to which it has been agreed that the Construction Termination Date shall be deemed to have occurred on June 30, 1996, even though certain of the elements described in the Loan Agreement to be the "Termination of Construction" have not occurred.

                As Completion Guarantor, Circus Circus
  Enterprises hereby agrees that:

           (a) notwithstanding the execution of the proposed Amendment No. 5, its liability under the Completion Guaranty shall not be deemed to have been terminated until
        (i) all of the Remaining Claims (as defined in the Amendment No. 5) have been settled or paid, and (ii) releases of all Mechanics Liens (as defined in the Amendment No. 5) have been recorded or bonds reasonably acceptable to the Administrative Agent have been obtained with respect to each Remaining Claim not settled or paid and each Mechanics Lien not so released; and

           (b) unless the Completion Guaranty is sooner released, it shall pay all unsettled and unpaid Remaining Claims (or obtain bonds reasonably acceptable to the Administrative Agent with respect thereto) upon the earliest to occur of (i) December 31, 1996 (unless the Remaining Claims have then been reduced to an amount which is not greater than $1,000,000), (ii) the occurrence of an Event of Default of the type described in Section 9.1(l) of the Loan Agreement, or (iii) the date upon which the Loans are accelerated.


                         CIRCUS CIRCUS ENTERPRISES, INC.,
                         a Nevada corporation


                         By: GLENN SCHAEFFER

                         Title: President



  Accepted:

  BANK OF AMERICA NATIONAL TRUST AND
  SAVINGS ASSOCIATION, as Administrative Agent


  By:    JANICE HAMMOND

  Title: Vice President